Cascade Bancorp Announces Agreement to Acquire Prime Pacific Financial Services in the Greater Seattle Metro Market

Company Release- 4/26/2016

BEND, Oregon --(BUSINESS WIRE) - Cascade Bancorp (NASDAQ: CACB or “Cascade”) and Prime Pacific Financial Services (OTC PINK: PPFS or “Prime Pacific”) today announced that Cascade Bancorp and Prime Pacific have entered into a definitive agreement and plan of merger pursuant to which Cascade will acquire Prime Pacific Financial Services, the holding company of Prime Pacific Bank, a Snohomish county, national banking association with $119.4 million in assets, $94.7 million in net loans, $104.8 million in total deposits at December 31, 2015.

Cascade expects the transaction will result in modest earnings accretion in 2016 (excluding one-time costs) and expects  approximately 5% accretion to earnings in 2017. The transaction is projected to be immediately accretive to tangible book value and capital, with a solid internal rate of return.

Terry Zink, President and Chief Executive Officer of Cascade, remarked, “This opportunity expands our commercial banking footprint in the strong Seattle market. Prime Pacific’s solid commercial and SBA lending expertise is consistent with our strategy to increase our market share of commercial loans in fast-growing Northwest metropolitan markets. We look forward to welcoming Prime Pacific’s banking professionals, customers, and shareholders to our Cascade team.”

Glenn Deutsch, President and Chief Executive Officer of Prime Pacific, stated, “Bank of the Cascades is a strong and growing Pacific Northwest community bank that is focused on expanding its presence in the Seattle area. Our bankers are excited to be part of that expansion which will enable us to better serve existing customers and attract new clients as well. Like us, they value high quality customer service and commitment to community. Our customers and employees will benefit greatly from the merger of our two organizations.”

Timothy J. McMahon, Chairman of the Prime Pacific Financial Services, Inc. Board of Directors, commented, "In entering into this agreement with Cascade, the Board of Prime Pacific believes that is has both obtained a solid value for our shareholders and also found an excellent partner for our customers and employees going forward. We believe that Cascade's existing presence in the greater Seattle market and their commitment to customers, employees and community will continue the model we have established and present all of our constituents with greater choices going forward.”

The board of directors of each company has approved this transaction. The acquisition of Prime Pacific by Cascade is subject to customary conditions, including the approval of Prime Pacific's shareholders and bank regulatory authorities, and is expected to close in the third quarter of 2016. Immediately following the completion of the acquisition, it is anticipated that Prime Pacific Bank will be merged with and into Bank of the Cascades. Directors, select shareholders and executive officers of Prime Pacific have entered into agreements with Cascade and Prime Pacific pursuant to which they have committed to vote their shares of Prime Pacific common stock in favor of the acquisition.

Under the terms of the definitive agreement and upon consummation of the acquisition, holders of Prime Pacific common stock will have the right to receive 0.3050 shares of Cascade common stock for each share of Prime Pacific common stock they own, subject to certain adjustments, including a possible pre-closing special dividend in the event adjusted equity at closing exceeds a minimum equity target. Based on a $5.86 closing price of Cascade’s common stock on April 22, 2016, the aggregate merger consideration is approximately $17.1 million, or $1.79 per share of Prime Pacific common stock. Holders of Prime Pacific’s stock options will receive stock options for Cascade stock at the exchange ratio. The exchange ratio reflecting the number of shares of Cascade’s common stock to be issued in exchange for each share of Prime Pacific common stock is fixed so long as

Cascade’s stock price remains between $5.10 and $6.90, as measured by the 20-day average volume weighted average price (“VWAP”) up to and including the fifth trading day prior to closing of the transaction. The value of the stock consideration will fluctuate based on the value of Cascade’s common stock within this range. In the event the VWAP of Cascade’s common stock is outside this range, then the exchange ratio will be adjusted. Giving effect to the transaction, and based upon an exchange ratio of 0.3050, Prime Pacific common shareholders will own approximately 3.8% of the outstanding shares of the combined company.

Piper Jaffray & Co. served as financial advisor and Hunton & Williams LLP served as legal counsel to Cascade Bancorp. D.A. Davidson & Co. served as financial advisor and Miller Nash Graham & Dunn LLP served as legal counsel to Prime Pacific Financial Services, Inc.

ABOUT CASCADE BANCORP AND BANK OF THE CASCADES

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operates in the Pacific Northwest. Founded in 1977, Bank of the Cascades offers full-service community banking through 51 branches in Oregon, Idaho and Washington. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers.

For further information, please visit our website at www.botc.com.

ABOUT PRIME PACIFIC BANK

Founded 20 years ago, Prime Pacific Bank is a full service community bank headquartered in Lynnwood with three branch locations in Lynnwood, Kenmore, and Mill Creek. Providing a full range of retail banking services, Prime has served individuals and small to medium-sized businesses located in the south Snohomish County and northeast King County.

For further information, please visit our website at http://www.primepacificbank.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations, and intentions and are not statements of historical fact. When used in this report, the word “expects,” “believes,” “anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties and Cascade Bancorp’s success in managing such risks and uncertainties and could cause actual results to differ materially from those projected and/or adversely affect our results of operations and financial condition.  Such factors could include: local and national economic conditions; housing/real estate market prices, employment and wages rates, as well as historically low interest rates and/or the rate of change in such rates.   Such factors, depending on severity, could adversely affect credit quality, collateral values, including real estate collateral and OREO (other real estate owned) properties, investment values, liquidity, the pace of loan growth and /or originations, the adequacy of reserves for loan losses including the trend and amount of loan charge offs and delinquency rates. These factors may be exacerbated by our concentration of operations in the States of Oregon, Idaho and Washington generally, and Central, Southern and Northwest Oregon, as well as the greater Boise/Treasure Valley, Idaho and greater Seattle, Washington areas, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in Cascade Bancorp’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”); the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements, changes in regulatory requirements and legislation (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and our financial condition. Such forward-looking statements also include, but are not limited to, statements about our strategy to expand our loan portfolio to markets outside our branch network, including Portland, Oregon and Seattle, Washington; our ability to execute our business plan; and the benefits of the proposed merger involving Cascade Bancorp and Prime Pacific, including future financial and operating results, Cascade Bancorp’s or Prime Pacific’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite Prime Pacific shareholder approval; (ii) the risk that Cascade Bancorp or Prime Pacific may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to the closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; and (viii) the diversion of management time on merger-related issues. Additional risks and uncertainties are identified and discussed in Cascade Bancorp’s reports filed with or furnished to the SEC and available at the SEC’s website at www.sec.gov. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ materially from our expectations. These forward-looking statements speak only as of the date of this release. Cascade Bancorp undertakes no obligation to update or publish revised forward-looking statements to reflect the impact of events or circumstances that may arise after the date hereof, except as required by applicable law. Readers should carefully review all disclosures filed or furnished by Cascade Bancorp from time to time with the SEC.